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                                  EXHIBIT 10.16



               AMENDED AND RESTATED EMPLOYMENT SECURITY AGREEMENT


     This AMENDED AND RESTATED EMPLOYMENT SECURITY AGREEMENT (the "Agreement") by and among SC BANCORP, a California corporation (the "Company"), SOUTHERN CALIFORNIA BANK, a California corporation and a wholly owned subsidiary of the Company (the "Bank"), and Ann McPartlin (the "Executive"), is entered into as of January 1, 1997 (the "Agreement Date").


                               W I T N E S S E T H

     WHEREAS the Company, the Bank and the Executive are parties to that certain Employment Security Agreement dated as of September 15, 1994, as amended (the "Initial Agreement"); and

     WHEREAS, the Company and the Bank wish to continue to assure themselves and the Executive of continuity of senior management during the term of this Agreement and to provide the Executive with certain termination benefits in the event the Executive's employment is terminated under certain circumstances; and

     WHEREAS, should the possibility of a change in control of the Company arise, the Board of Directors believes it imperative that the Company, the Bank and the Board be able to rely upon the Executive to continue in her position, and that the Company and the Bank be able to receive and rely upon the Executive's advice, if it requests such advice, as to the best interests of the Company, without concern that she might be distracted by the


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personal uncertainties and risks created by the possibility of a change in control; and

     WHEREAS, should the possibility of a change in control arise, in addition to the Executive's regular duties, the Executive may be called upon to assist in the assessment of such possible change in control, to advise management and the Board as to whether such change in control would be in the best interests of the Company and to take such other actions as the Board might determine to be appropriate; and

     WHEREAS, the Company, the Bank and the Executive wish to amend and restate the Initial Agreement in its entirety as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties do hereby agree as follows:


     SECTION 1. TERM OF AGREEMENT

     This Agreement shall be effective as of the Agreement Date and shall continue in effect until the Expiration Date (as defined below). The "Expiration Date" shall initially be July 31, 1998, but commencing on August 1, 1997 and each August 1 thereafter, the Expiration Date shall automatically be extended by one additional year unless, not later than April 30 of such year, the Company shall have given notice to the Executive that it does not wish to extend the Expiration Date; PROVIDED,


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HOWEVER, that if a Change in Control (as defined in Section 2, below) shall have occurred prior to the original or extended Expiration Date, the Expiration Date shall automatically become the second anniversary of the last day of the month in which the Change in Control occurred. Notwithstanding the foregoing, the Expiration Date shall be any earlier date on which the Executive's employment with the Company or the Bank terminates, in the event such termination occurs prior to, and not in contemplation of, a Change in Control.

     SECTION 2.  DEFINITION OF "CHANGE IN CONTROL"

     For purposes of the Agreement, a "Change in Control" shall be deemed to have occurred if and when:

          (a) the Company shall consummate a merger or consolidation (a "Transaction") with another corporation; PROVIDED, HOWEVER, that a Change of Control shall not be deemed to have occurred with respect to a Transaction if the beneficial owners of the outstanding shares entitled to vote in the election of directors immediately prior to such Transaction will beneficially own more than sixty percent (60%) of the outstanding shares entitled to vote in the election of directors of the corporation resulting from the consummation of the Transaction; or

          (b) twenty-five percent (25%) of the Company's securities then entitled to vote in the election of directors shall be acquired by any "person" (as such term is used in Sections 13(d) of the Securities Exchange Act of 1934, as amended); or

          (c) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period were members of the Board of Directors of the Company (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved


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               by a vote of at least eighty-five percent (85%) of the directors comprising the Incumbent Board shall be, for purposes hereof, considered as though such person were a member of the Incumbent Board; or

          (d) the Company or the Bank shall sell all, or substantially all, of its assets to another corporation.


     SECTION 3.  COVERED TERMINATION

     The termination benefits described in Section 4 hereof shall be provided to the Executive in the event that her employment with the Company or the Bank is terminated following, or in contemplation of, a Change of Control on account of a "Covered Termination".

     "Covered Termination" shall mean (i) termination of employment by the Company or the Bank other than for "Cause" as described below or (ii) termination of employment by the Executive for "Good Reason" as described below.

          A.   TERMINATION BY COMPANY OR BANK FOR CAUSE.

     For purposes hereof, the Company and the Bank shall have "Cause" to terminate the Executive's employment if:

     (i) the Executive is grossly negligent or engages in willful misconduct in the performance of her material duties; or

     (ii) the Executive commits an act or acts of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company or the Bank; or

     (iii) the Executive discloses to a third party information that is of a confidential or proprietary nature to the Company or the Bank, other than as appropriate in the normal course of the performance of her duties; or


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     (iv)      the Executive suffers from an illness, injury or other incapacity that prevents her from performing her material duties for a total of six (6) months, whether or not consecutive, within a twelve
               (12) month period; or

     (v)       the Executive's death occurs.

          B.   TERMINATION BY EXECUTIVE FOR GOOD REASON.

     For purposes hereof, following a Change in Control the Executive may terminate her employment for Good Reason if:

     (i) the Executive's then-current level of annual base salary (whether payable by the Company or the Bank) is reduced; or

     (ii) there is any reduction in the employee benefit coverage provided to the Executive (including pension, profit sharing and welfare benefits and perquisites, but not including incentive bonuses) from the coverage levels in effect immediately prior to the Change in Control, unless, however, the Company or the Bank provides substantially equivalent employee benefits to the Executive; or

     (iii) the Executive suffers a material diminution in her title, position, reporting relationship, responsibilities, authority or offices; or

     (iv) there is a relocation of the Executive's principal business office by more than ten (10) miles, and (a) the Executive's new commute is more than fifty (50) miles from the Executive's current primary residence or (b) the Executive's new commute is more than the Executive's current commute which is at least fifty
               (50) miles; or

     (v) the Company fails to obtain assumption of this agreement by any successor or assign of the Company;

PROVIDED, HOWEVER, that any termination by the Executive for Good Reason must be made in good faith.


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          C.   NOTICE.

     Notwithstanding the foregoing provisions of this Section 3, no such termination of the Executive's employment for Good Reason under paragraph B above shall be treated as a Covered Termination unless (i) the Executive shall give written notice to the Company, not later than thirty (30) days prior to the effective date of any such termination for Good Reason and within six (6) months after the date the Executive first becomes entitled to terminate for Good Reason on account of the event(s) forming the basis for such termination, setting forth in specific detail the basis for such termination for Good Reason, and (ii) the Company or the Bank shall not, within thirty (30) days after receipt of such notice, take actions reasonably acceptable to the Executive to remedy the circumstances leading to the termination for Good Reason.


     SECTION 4.  CONSEQUENCES OF COVERED TERMINATION

     In the event that the employment of the Executive shall have been terminated after, or in contemplation of, a Change in Control in a manner that shall constitute a Covered Termination under Section 3 above, the Company shall make payments to, and provide benefit coverage for, the Executive as described below in this Section 4.

          A. BASE SALARY.

     The Executive shall receive a payment equal to one and one-half (1 1/2) times the highest annual base salary amount paid


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(by either the Company or the Bank) to the Executive within the three years preceding the Covered Termination. Such payment shall be paid to the Executive within fifteen (15) business days following the Covered Termination. The highest annual base salary amount shall not include any bonuses awarded to the Executive.

          B. TARGET BONUS. The Executive shall also receive a payment equal to the amount of the Executive's target bonus in the year that the Covered Termination occurs under any of the Company's or the Bank's incentive compensation plans in which the Executive then participates; PROVIDED HOWEVER, that if a Covered Termination shall take place between January 1 and June 30, such payment to the Executive shall be prorated and reduced to an amount equal to the product of (i) the amount of the Executive's target bonus in the year that the Covered Termination occurs, and (ii) a quotient of which the numerator will be the number of months that have elapsed between January 1 immediately preceding the Covered Termination and the date of the Covered Termination, rounded up to the next whole number, and the denominator shall be twelve (12). Such payment shall be made to the Executive within fifteen (15) business days following the Covered Termination.

          C. STOCK OPTIONS.

     Immediately upon a Covered Termination, any stock options granted to the Executive under any Company incentive plan that were not fully vested and exercisable shall become fully vested and immediately exercisable. Such options will be exercisable


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for a period of 90 days from the date of the Covered Termination (or such greater period as may be provided in the related plan). Any restrictions on payment or transfer of previously granted incentive awards shall immediately lapse.

          D.  WELFARE BENEFITS.

     The Company and the Bank shall continue to maintain, in full force and effect, any "Welfare Benefits," such as life insurance coverage and health and disability benefits, which were being provided to the Executive at the time of the Covered Termination during the "Continuation Period." The Continuation Period shall mean the eighteen (18) month period following the date of a Covered Termination.

     Notwithstanding the above, the Company or the Bank may provide coverage and benefits under separate insured arrangements that provide benefits substantially identical to those being provided to the Executive at the time of the Covered Termination.

     In addition, the Executive's right to any particular type of Welfare Benefit shall be subject to cancellation by the Company or the Bank if the Executive obtains alternative coverage of a similar type during the Continuation Period that is at least as favorable to the Executive as the corresponding Welfare Benefit. The Executive shall be obligated to notify the Company of any such alternative coverage within thirty (30) days of it first becoming applicable to her.


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          E.  WITHHOLDING FOR TAXES.

     All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, excise tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.


     SECTION 5.  EXCISE TAX LIMIT

     Notwithstanding anything elsewhere in this Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company or the Bank (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the payments pursuant to this Agreement shall be reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code. If through error or otherwise the Executive should receive payments under this Agreement or otherwise in excess of one dollar ($1.00) less than three (3) times his base amount, the Executive shall immediately


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repay such excess to the Company or the Bank upon notification that an overpayment has been made.


     SECTION 6.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. If the Company or the Bank is found to have breached this Agreement, the Company shall bear the expense of the arbitration proceeding and shall reimburse the Executive for all of her reasonable costs and expenses relating to such arbitration proceeding, including, without limitation, reasonable attorneys' fees and expenses. In no event shall the Executive be required to reimburse the Company or the Bank for any of the costs or expenses relating to such arbitration proceeding.


     SECTION 7.  NOTICES

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated below or to such


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changed address as the addressee may have given by a similar notice:


          TO THE COMPANY:
          SC Bancorp
          9040 East Telegraph Road
          P.O. Box 869
          Downey, California 90241-0869


          TO THE EXECUTIVE:
          Ann McPartlin
          7917 Nardian Way
          Los Angeles, California 90045


     SECTION 8.  GENERAL PROVISIONS

          A.  ENTIRETY OF AGREEMENT.

     This Agreement constitutes the entire agreement between the Company, the Bank and the Executive relating to the subject matter hereof and shall supersede any right under any other agreement relating to the subject matter hereof between the Company or the Bank and the Executive existing as of the Agreement Date. Any compensation or benefits to which the Executive is entitled under this Agreement shall be provided based solely upon its terms, without regard to any materials used in the preparation or consideration of this Agreement, including any summary of terms or estimate of amounts relating to this Agreement.

          B.   ENFORCEABILITY.

     If any provision of this Agreement shall be determined by a court of competent jurisdiction to be, in whole or in part, unenforceable or contrary to any statute, law, order, rule,


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regulation, directive or other action of any federal or state regulatory agency having jurisdiction over the Company or its subsidiary, then the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

          C.   MITIGATION.

     The Executive shall not be obligated to seek other employment in mitigation of the amounts payable and benefits to be provided under this Agreement.

          D.   ASSIGNMENT OF INTEREST.

     No right to or interest in any payments shall be assignable by the Executive; PROVIDED, HOWEVER, that this Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees after the Executive's death to the extent of any payments due in respect of the Executive hereunder.

          E.   COMPANY, BANK AND SUCCESSORS.

     This Agreement shall be binding upon and inure to the benefit of the Company, the Bank and any successor thereof including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, sale or otherwise


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(and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

          F.   AMENDMENT, MODIFICATION AND WAIVER.

     No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in a written agreement signed by the Executive and by a duly authorized Company officer.

          G.   NO GUARANTEE OF EMPLOYMENT.

     The parties hereto explicitly acknowledge that notwithstanding any provision to the contrary contained herein, this Agreement shall not, in any way, be interpreted to provide the Executive with any fixed or minimum term of employment with the Company or the Bank.


                            [signature page follows]



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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        SC BANCORP


                                        BY
                                          ----------------------------


                                        SOUTHERN CALIFORNIA BANK


                                        BY
                                          ----------------------------



                                        ------------------------------
                                        Ann McPartlin



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